Evolus Reports First Quarter 2022 Results
and Provides Business Update
•Q1 2022 Net Revenue of $33.9 Million, Up 177% from Q1 2021
•Now Guiding to Upper End of Full-Year 2022 Net Revenue of $143 to $150 Million
•Reiterating Full-Year non-GAAP Operating Expense Guidance
•Strong Cash Position of $106.7 Million Expected to Fund Company to Breakeven

NEWPORT BEACH, Calif., May 10, 2022 -- Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today reported financial results for the first quarter ended March 31, 2022 and provided a business update.
“We are very pleased to report another strong quarter that demonstrated robust year-over-year growth, increased market share, and disciplined operating expense management,” said David Moatazedi, President and Chief Executive Officer. “Our sales for the first quarter of 2022 were well above the estimated U.S. neurotoxin market growth rate. Over the past year, we have accelerated the pace of new account additions and achieved a record number of patient redemptions in our consumer loyalty rewards program. These strong trends are fueling increasing demand for Jeuveau®, validating the effectiveness of our unique aesthetics-only strategy.”
Moatazedi continued, “The market for aesthetic neurotoxins remains very strong and did not slow in the first quarter, which has traditionally seen seasonally lower demand. A strong market, together with our performance to date, gives us confidence in achieving the upper end of our full-year sales guidance range of $143 to $150 million. This equates to a year-over-year growth rate approaching 50%, which is well above the expected industry average growth rate.”
First Quarter 2022 Highlights and Recent Developments
•Momentum in the company’s business continues to build with its lead metrics reaching all-time highs this quarter.
•Evolus added 575 new customer accounts in the first quarter, the highest quarterly increase in the past two years. This brings the total base since launch to more than 7,500 purchasing customers with a reorder rate that continues to run above 70%1.
•Since its inception, more than 335,000 consumers have registered in the Evolus Rewards loyalty program. In that time, approximately 475,000 rewards have been redeemed2.
•During the first quarter, Evolus ran a total of nearly 800 individualized co-branded marketing campaigns across the United States that generated more than 400 million media impressions.
•In March, the company enrolled the first patient in its Phase II “extra strength” Jeuveau® clinical study. This program provides Evolus with the opportunity to offer the first multi-strength neurotoxin, giving customers and consumers increased treatment options.
First Quarter 2022 Financial Results

•Total net revenues increased 177% to $33.9 million from $12.2 million in the first quarter of 2021 driven primarily by higher volumes and a slightly higher average selling price. Revenue in the first quarter of 2022 included $0.7 million of international service revenue.
•Gross profit margin and adjusted gross profit margin were 58.9% and 61.0%, respectively, both of which were impacted by the higher settlement royalty rates in effect until September 2022. Adjusted gross profit margin excludes amortization of intangibles.
•Operating expenses increased to $49.4 million from $4.2 million in the first quarter of 2021, primarily due to the receipt of a $25.5 million one-time settlement payment from Daewoong in the first quarter of 2021 and $12.7 million higher selling, general and administrative expenses in the first quarter of 2022 due to investments in salesforce and corporate infrastructure, and commercial activities.
•Non-GAAP operating expenses increased 55% to $31.0 million from $19.9 million in the first quarter of 2021. Non-GAAP operating expenses exclude product cost of sales, a one-time settlement payment from Daewoong received in 2021, revaluation of the contingent royalty obligation expense, stock-based compensation, and depreciation and amortization.
•Loss from operations was $15.4 million compared to income from operations of $8.0 million in the first quarter of 2021. Non-GAAP loss from operations decreased 19% to $10.3 million from $12.6 million in the first quarter of 2021. Non-GAAP loss from operations excludes a one-time settlement payment from Daewoong received in 2021, revaluation of the contingent royalty obligation expense, stock-based compensation, and depreciation and amortization.
•Cash and cash equivalents at March 31, 2022 were $106.7 million, compared to $146.3 million at December 31, 2021. Cash used during the quarter included a milestone payment of $15.0 million, inventory payments of $12.6 million to support the growth of the business, and net royalty and interest payments of $9.6 million. Evolus continues to expect that its existing cash balance will fund current operations through cash flow breakeven.
Outlook
•Based on a strong neurotoxin market and its performance thus far in 2022, the company now expects sales to reach the upper end of its full-year sales guidance range of $143 to $150 million. This assumes a minimal contribution from international markets.
•The company continues to expect its full-year adjusted gross profit margin to be between 58% and 61% with a fourth quarter step up to 68% to 71% concurrent with the significant decrease in settlement royalty rates.
•The company continues to expect full-year non-GAAP operating expenses to be between $135.0 million and $140.0 million, which consists mainly of continued investments in the growth of Jeuveau® in the U.S. plus the Nuceiva® launch expenses in Europe. Non-GAAP operating expenses exclude product cost of sales, revaluation of the contingent royalty obligation expense, stock-based compensation, and depreciation and amortization.
•The company remains on track to launch Nuceiva® in Europe in the third quarter of 2022.
Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 1:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.

Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13728766. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.
About Evolus, Inc.
Evolus (Nasdaq: EOLS) is a performance beauty company with a customer-centric approach to delivering breakthrough products. Approved in 2019 by the U.S. Food and Drug Administration, Jeuveau® (prabotulinumtoxinA-xvfs) is the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at www.evolus.com and follow us on LinkedIn, Twitter, Instagram or Facebook.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to the company’s financial outlook for 2022 and expectations regarding market conditions and international sales and commercial product launches.
The forward-looking statements included herein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to address all of our losses, costs, expenses, liabilities and damages resulting from the settlement agreement with Daewoong and our ability to comply with the terms and conditions in the Allergan/Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, the continued impact of COVID-19 or inflation on our business and the economy generally, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, and our ability to maintain regulatory approvals of Jeuveau® and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission on March 3, 2022. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset and, as applicable, the one-time settlement payment from Daewoong. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses and non-GAAP loss from operations exclude (i) product cost of sales, in the case of non-GAAP operating expenses only, (ii) one-time settlement payment from Daewoong, (iii) the revaluation of contingent royalty obligations, (iv) stock-based compensation expense and (v) depreciation and amortization. Beginning in the fourth quarter of 2021, Evolus began excluding product cost of sales from its presentation of non-GAAP operating expenses; prior period amounts have been revised to conform to the current presentation. Management believes that adjusted gross profit margin is an important measure for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the settlement payment from Daewoong, and the amortization of an intangible asset. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP loss from operations will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations presented herein to gross profit margin, GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) Income from Operations to Non-GAAP (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected adjusted gross profit margin and non-GAAP operating expenses for full year 2022. Evolus has not provided a reconciliation of such forward-looking non-GAAP adjusted gross profit margin or non-GAAP operating expenses because a reconciliation of such measures to GAAP gross profit margin and GAAP operating expenses, respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking adjusted gross profit margin and non-GAAP operating expenses outlook that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.
Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

1 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through March 31, 2022.
2 Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through March 31, 2022.

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Investor/Media Contact:
David K. Erickson, Evolus, Inc.
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive (Loss) Income
(Unaudited, in thousands, except (loss) income per share data)

	Three Months Ended March 31,
	2022	2021
Revenue:
Product revenue, net	$33,226	$12,241
Service revenue	682	—
Total net revenues	33,908	12,241

Operating expenses:
Product cost of sales (excludes amortization of intangible assets)	13,208	4,908
Settlement payment from Daewoong	—	(25,500)
Selling, general and administrative	33,442	20,665
Research and development	468	841
Revaluation of contingent royalty obligation payable to Evolus Founders	1,316	1,268
Depreciation and amortization	922	2,033
Total operating expenses	49,356	4,215
(Loss) income from operations	(15,448)	8,026
Other income (expense):
Interest expense	(2,048)	(645)
Loss from extinguishment of debts, net	—	(968)
Other expense, net	(7)	—
(Loss) income before income taxes:	(17,503)	6,413
Income tax (benefit) expense	(2)	12
Net (loss) income	$(17,501)	$6,401
Other comprehensive gain (loss):
Unrealized gain	103	—
Comprehensive (loss) income	$(17,398)	$6,401
Net (loss) income per share, basic	$(0.31)	$0.17
Net (loss) income per share, diluted	$(0.31)	$0.16
Weighted-average shares outstanding used to compute basic net (loss) income per share	55,731	37,101
Weighted-average shares outstanding used to compute diluted net (loss) income per share	55,731	41,105

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	March 31, 2022	December 31, 2021
Balance Sheet Data:
Cash and cash equivalents	$106,671	$146,256
Total cash and cash equivalents	$106,671	$146,256

Term loan, net of discount and issuance costs	$71,381	$71,222
Total debt	$71,381	$71,222

Working capital	$102,228	$121,136
Total assets	$220,662	$257,483
Total current liabilities	$40,700	$57,663
Total liabilities	$153,414	$175,607
Accumulated deficit	$(440,383)	$(422,882)
Total stockholders’ equity	$67,248	$81,876

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022		2021
Net cash (used in) provided by:
Operating activities	$(38,199)	*	$(8,335)
Investing activities	(261)		4,785
Financing activities	(1,022)		(76,841)
Effect of exchange rates on cash	(103)		—
Change in cash and cash equivalents	(39,585)		(80,391)
Cash and cash equivalents, beginning of period	146,256		102,562
Cash and cash equivalents, end of period	$106,671		$22,171

*includes a settlement payment of $15.0 million to Allergan/Medytox.

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
Total net revenues	$33,908	$12,241
Cost of sales:
Product cost of sales (excludes amortization of intangible assets)	13,208	4,908
Settlement payment from Daewoong	—	(25,500)
Amortization of distribution right intangible asset	739	723
Total cost of sales	13,947	(19,869)
Gross profit	19,961	32,110
Gross profit margin	58.9%	262.3%
Add: Settlement payment from Daewoong	—	(25,500)
Add: Amortization of distribution right intangible asset	739	723
Adjusted gross profit	$20,700	$7,333
Adjusted gross profit margin	61.0%	59.9%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
GAAP operating expense	$49,356	$4,215
Adjustments:
Product cost of sales (excludes amortization of intangible assets)	13,208	4,908
Settlement payment from Daewoong	—	(25,500)
Revaluation of contingent royalty obligation	1,316	1,268
Stock-based compensation:
Included in selling, general and administrative	2,914	1,576
Included in research and development	45	14
Depreciation and amortization	922	2,033
Non-GAAP operating expense	$30,951	$19,916

Evolus, Inc.
Reconciliation of GAAP (Loss) Income from Operations to
Non-GAAP (Loss) from Operations
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
GAAP (loss) income from operations	$(15,448)	$8,026
Adjustments:
Settlement payment from Daewoong	—	(25,500)
Revaluation of contingent royalty obligation	1,316	1,268
Stock-based compensation:
Included in selling, general and administrative	2,914	1,576
Included in research and development	45	14
Depreciation and amortization	922	2,033
Non-GAAP (loss) from operations	$(10,251)	$(12,583)